UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	January 12, 2023
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2023, Shutterstock, Inc. (the “Company”) announced that John Caine is joining the Company as Global Head of E-Commerce effective as of January 30, 2023.
Mr. Caine, 47, most recently served as Chief Product Officer of NerdWallet, Inc. since December 2021. Prior to joining NerdWallet, Mr. Caine served as the Chief Conversion and Chief Product Officer of Vroom Inc., a publicly traded used car retailer and e-commerce company, a role he held beginning in 2018. From 2016 to 2018, he served as the Chief Conversion Officer of Vroom Inc.
There is no arrangement or understanding between Mr. Caine and any other person pursuant to which he was appointed as Global Head of E-Commerce, nor is there any family relationship between Mr. Caine and any of the Company’s directors or executive officers. There are no transactions in which Mr. Caine has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Caine’s appointment as Global Head of E-Commerce, on January 13, 2023, the Company entered into an employment agreement with Mr. Caine under which he will commence employment on January 30, 2023 (the “Agreement”). Pursuant to the Agreement, Mr. Caine will be entitled to an annual base salary of $500,000 and an initial annual cash bonus target of 60% of his base salary, based on the achievement of objective or subjective performance goals established by the Company’s Compensation Committee. In addition, Mr. Caine will receive a one-time sign on bonus of $150,000, subject to certain repayment conditions. Mr. Caine also will receive the following equity awards:
•An initial grant of restricted stock units (“RSUs”) of the Company’s common stock in an amount equal to the fair market value of $4,000,000, of which 25% of the RSUs will vest annually no later than the first and second anniversaries of the grant and 6.25% will vest quarterly after the second and third anniversaries of the grant, subject to Mr. Caine’s continued employment with the Company. Mr. Caine’s RSU grant will be subject to the terms of the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Plan”) and related RSU award agreement.
•A grant of additional equity in an amount equal to the fair market value of $1,500,000. Mr. Caine’s equity grant will be granted at the same time as awards to similarly situated executives in 2023 and subject to the terms of the 2022 Plan and related award agreement.
Mr. Caine will also be eligible to participate in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company and will receive reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses.
If the Company terminates Mr. Caine’s employment with the Company for a reason other than “cause” or Mr. Caine’s death or “disability” at any time other than during the twelve-month period immediately following a “change of control” (as such terms are defined in the Agreement), then Mr. Caine will receive certain accrued benefits and, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Caine will also receive the following severance payments and benefits from the Company:
•cash severance in an amount equal to 12 months of his base salary, which will be paid in installments accordance with the Company’s regular payroll procedures;
•a lump sum payment of a pro-rata annual bonus based on actual performance for the year in which the termination of employment occurs based on the number of days worked relative to 365 days;
•reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Mr. Caine and his eligible dependents for up to 12 months; and
•accelerated vesting of the then-unvested portion of all his outstanding equity awards as if he had remained employed for 12 months following his termination of employment, unless otherwise set forth in a performance stock unit award agreement.
If the Company terminates Mr. Caine’s employment with the Company for a reason other than for “cause” or Mr. Caine’s death or “disability,” or if Mr. Caine resigns for “good reason,” in any case at any time during the twelve-month period immediately following a “change of control” (as such terms are defined in the Agreement), then Mr. Caine will receive certain accrued benefits and, subject to his execution of an acceptable release and compliance with the covenants described below, Mr. Caine will also receive the following severance payments and benefits from the Company:
•cash severance in an amount equal to 12 months of his then current base salary in a single lump sum payment;
•a lump sum payment equal to 100% of his full target bonus for the fiscal year in effect at the date of termination of employment (or the year the “change of control” occurs, if greater);
•reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Caine and his eligible dependents for up to 12 months; and
•accelerated vesting of 100% of the then-unvested portion of all of Mr. Caine’s outstanding equity awards, unless otherwise set forth in a performance stock unit award agreement.
Mr. Caine is also subject to the Company’s Non-Disclosure Agreement, which contains customary confidentiality, non-competition, and non-solicitation of employees or customers provisions. Under the agreement, Mr. Caine cannot compete with the Company for a 12-month period after termination. The non-solicitation covenant also extends for 12 months after termination.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
10.1Employment Agreement by and between John Caine and Shutterstock, Inc., dated January 12, 2023.
104Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement by and between John Caine and Shutterstock, Inc., dated January 12, 2023

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: January 17, 2023	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer
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